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                                                                    EXHIBIT 16.1

                                                                   July 22, 1998



Securities and Exchange Commission
Mail Stop 3-6
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

     We have read and agree with the disclosure contained under the Section "Experts -- Change in Accountants" in the Registration Statement on Form S-1 (File No. 333-56401) for Periscope Sportswear, Inc.

                                             Yours truly,



                                             /s/ Friedman Alpren & Green LLP